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                                                                     Exhibit 5.1


                                 July 17, 1998


CitySearch, Inc.
790 E. Colorado Blvd.
Suite 200
Pasadena, CA 91101

     RE:  REGISTRATION STATEMENT NO. 333-57437 ON FORM S-1

Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-1 filed by you with the Securities and Exchange Commission on June 22, 1998 (Registration No. 333-57437), Amendment No. 1 thereto filed June 26, 1998 and Amendment No. 2 thereto filed July 17, 1998 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of 4,600,000 shares of your Common Stock (the "Shares"). The Shares include an over-allotment option for 600,000 shares granted to the underwriters. The Shares are to be sold to the underwriters for resale to the public as described in the Registration Statement and pursuant to the Underwriting Agreement filed as an exhibit thereto. As your counsel, we have examined the proceedings proposed to be taken in connection with the sale and issuance of the Shares.

     It is our opinion that, upon completion of the proceedings being taken or contemplated by us, as your counsel, to be taken prior to the issuance of the Shares, and upon completion of the proceedings being taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states, where required, the Shares when issued and sold in the manner referred to in the Registration Statement will be legally and validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement, including the prospectus constituting a part thereof, and any amendment thereto.

                              Very truly yours,

                              WILSON SONSINI GOODRICH & ROSATI
                              Professional Corporation

                              /s/ Wilson Sonsini Goodrich & Rosati